UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

AMERIGROUP Corporation, through its subsidiary, CarePlus LLC, entered into an amendment to its Medicaid Managed Care Model Contract with the State of New York Department of Health which amends the existing Medicaid Managed Care Model Contract for that region retroactively effective for the period April 1, 2006 through September 30, 2008. The amendment provides clarification of benefit definitions and revised capitation rates.

AMERIGROUP Corporation, through its subsidiary, AMERIGROUP Florida, Inc. entered into a contract with the Agency for HealthCare Administration to provide Medicaid managed care services in Broward County, Florida effective September 1, 2006 (Broward County Medicaid Contract). The Broward County Medicaid Contract replaces the existing agreement for that county.

AMERIGROUP Corporation, through its subsidiary, AMERIGROUP Maryland, Inc., entered into Amendment 29 to its District of Columbia Healthy Families Programs, Department of Health Medical Assistance Administration, Prepaid, Capital Risk Contract (POHC-2002-D-2003) effective August 1, 2006 with a term of one year, expiring on July 31, 2007. This amendment is in connection with the annual renewal of the POHC-2002-D-2003 Contract.

AMERIGROUP Corporation, through its subsidiary, AMERIGROUP New Jersey, Inc., entered into an amendment to its State of New Jersey Department of Human Services Division of Medical Assistance and Health Services agreement to provide HMO services (NJ Care 2000+ Contract) effective July 1, 2006 with a term of one year, expiring on June 30, 2007. This amendment is in connection with the annual renewal of the NJ Care 2000+ Contract.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

August 2, 2006	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer